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                                                                  [METLIFE LOGO]

                                                               Exhibit (k) (iii)

April 28, 2003

Metropolitan Life Separate Account UL
Metropolitan Life Insurance Company
One Madison Avenue
New York, NY 10010

Ladies and Gentlemen:

         I hereby consent to the use of my name under the caption "Legal Matters" in the statement of additional information contained in the Post-Effective amendment to the Registration Statement on Form N-6 for Equity Options, issued through Metropolitan Life Separate Account UL (File No. 333-40161).

                                            Very truly yours,

                                            /s/ Anne M. Goggin

                                            Anne M. Goggin
                                            Chief Counsel- Individual Business